                                SUPPLY AGREEMENT



         THIS AGREEMENT is made as of the 7th day of February 1997 by and between BIOMATRIX, INC., a Delaware corporation, having its principal office at 65 Railroad Avenue, Ridgefield, New Jersey 07657, U.S.A. ("Biomatrix") and American Home Products Corporation, a Delaware corporation having its principal office at Five Giralda Farms, Madison, New Jersey 07940, U.S.A, acting on behalf of itself and its unincorporated and wholly-owned Wyeth-Ayerst Laboratories division ("Wyeth").

         WHEREAS, Biomatrix and Wyeth have entered into a certain License Agreement dated as of the 7th day of February 1997 with respect to Products (as hereinafter defined) in the United States of America and its possessions (as amended from time to time, the "US Agreement");

         WHEREAS, Biomatrix and Wyeth have entered into a certain International License Agreement dated as of the 7th day of February 1997 with respect to Products in certain countries in Europe and the Middle East (as amended from time to time, the "International Agreement" and, together with the US Agreement, the "License Agreements"); and

         WHEREAS, Wyeth desires to purchase from Biomatrix Wyeth's requirements of the Products in the Territory (as defined below), and Biomatrix is willing to supply such requirements upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, it is hereby agreed as follows:

         1. DEFINITIONS. In this Agreement, the following words and expressions shall have the following meanings:

         1.1. "Affiliate" shall mean, with respect to any party, any Person that, directly or indirectly, is controlled by, controls or is under common control with such party, but only for so long as such relationship exists.

         1.2. "Applicable Currency" shall mean, with respect to a country in the Territory, the lawful currency of such country.

         1.3. "Contract Quarter" shall mean for any country in the Territory the three (3) month period commencing on the first day of the first fiscal quarter beginning immediately after the Launch Date in such country, (unless the Launch Date is the first day of a fiscal quarter, in which case the first Contract Quarter shall commence on such day) and ending on the last day of the fiscal quarter and each fiscal quarter thereafter throughout the term of this Agreement.

         1.4. "Contract Year" shall mean, with respect to a country in the Territory, the twelve (12) month period commencing on the first day of the first fiscal quarter beginning immediately after the date of the first commercial sale (the "Launch Date") of the Initial Product in such country (unless such Launch Date is the first day of a fiscal quarter, in which case the first Contract Year shall commence on such day) and each separate successive twelve (12) month period thereafter.

         1.5. "Effective Date" shall mean the date of this Agreement.

         1.6. "Extended Product" shall mean any Extended Product (as defined in the U.S. Agreement.

         1.7. "Formula Price Percentage" shall mean that term as defined in
Section 4.1(c).

         1.8. "Improvements" shall mean extensions of the label claims for the Initial Product, including new dosage and presentation forms and packaging improvements for the Initial Product, within the Field.

         1.9. "Initial Product" shall mean hylan gel-fluid 20 (hylan G-F 20) Synvisc currently approved as a device with a CE mark for the intra-articular treatment by viscosupplementation of osteoarthritis of the knee, to be supplied in pre-filled syringes packaged ready for use complying with applicable product approvals as a device.

         1.10. "Initial Product Specifications" shall mean the specifications for the Initial Product set forth on Exhibit A in each of the International and U.S. License Agreements.

         1.11. "Initial Term" shall mean that term as defined in Section 2.1.

         1.12. "Long Range Forecast" shall mean that term as defined in Section 5.1.

         1.13. "Manufacturing Costs" shall mean the

                                        *









         *Confidential portions have been omitted and filed separately with the Commission.

                                        *

         1.14. "Minimum Price" shall mean that term as defined in Section
4.1(b).


         1.15. "Net Revenues" shall mean for a specified period the total gross invoice price received from the sale of all Units by Wyeth and its Affiliates in the Territory during such period to non-Affiliated wholesalers, hospitals, retail pharmacies, patients and other third party purchasers,

                                       *

Such amounts shall be determined from the books and records of Wyeth and its Affiliates maintained in accordance with generally accepted accounting principles, consistently applied.


         1.16. "Patents" shall mean Letters Patent or similar statutory rights relating to any Product (including any continuation-in-part, continuation or division thereof or substitute thereof), patent applications which are pending as of the Effective Date, patent term extensions and Supplementary Protection Certificates, in each case as set forth on Exhibit B hereto, together with any supplementary or complementary protection certificates therefor if and when such are granted.


         1.17. "Person" or "person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.


         1.18. "Per Unit Formula Price" shall mean that term as defined in
Section 4.1(c).


         1.19. "Product(s)" shall mean the Initial Product, together with any Improvements (as defined in Section 1.8) to the Initial Product.


         1.20. "Region" shall mean any one of the following groups of countries

                                        *







         *Confidential portions have been omitted and filed separately with the Commission.

         1.21. "Syringe" shall mean a pre-package 2.0 ml syringe of the Product.

         1.22. "Supply Forecast" shall mean that term as defined in Section 5.2.

         1.23. The "Supply Price" in effect at any time shall mean the supply price per unit of a Product or Extended Products to be paid by Wyeth under this Agreement for resale in the Territory, as determined at such time in accordance with the provisions of Section 4.1 or, as the case may be, Section 4.2 hereof.

         1.24. "Territory" shall mean, collectively, the Territory as defined in the US License Agreement and the Territory as defined in the International License Agreement.

         1.25. "Trademarks" shall mean (i) the trademark Synvisc(R) and each other mark, trademark or service mark described on Exhibit B hereto, and (ii) any other marks, trademarks or service marks, as may be agreed upon in writing from time to time by the parties hereto for use by Wyeth in connection with the promotion, marketing and sale of the Products and Extended Products under this Agreement.

         1.26. "Treatment Pack" shall mean a quantity of the Initial Product sufficient for one treatment course, consisting of three Syringes.

         1.27. "Unit" shall mean, with respect to the Initial Product, a 2.0 ml syringe of the Initial Product.

         1.28. "U.S. Dollars" and "US$" shall mean the lawful currency of the United States of America.

         2. TERM AND TERMINATION.

         2.1. Term. Unless this Agreement is sooner terminated in accordance with its provisions, the initial term of this Agreement shall, on a country-by-country basis commence on the Effective Date and shall end, with respect to Products or Extended Products, as applicable, on

                                       *

(the "Initial Term"). Thereafter, this Agreement shall continue until terminated by either party in accordance with its provisions.

         2.2. Termination.

         (a) Breach. This Agreement may be terminated by either party if the other party shall commit a material breach of any provision hereof and shall not cure such breach within

                                        *

after a written notice by the other party to


         *Confidential portions have been omitted and filed separately with the Commission.

cure the breach; provided, that in the case of a payment breach such cure period shall be equal to

                                        *

after written notice.

                                        *


         (b) Insolvency. This Agreement may be immediately terminated, whether during the Initial Term or any Additional Period (as defined below), by either party, upon giving written notice to the other party, in the event that the other party shall become insolvent or be declared bankrupt by a court of competent jurisdiction or shall be the subject of any reorganization (other than a corporate reorganization effected in the ordinary course of business and not arising out of any insolvency) or winding up, receivership or dissolution, bankruptcy or liquidation proceeding, or any proceeding or action similar to one or more of the above, in which case termination shall be effective upon such written notice. The failure of either party to give notice of termination upon obtaining knowledge of any such event shall not be interpreted as a waiver of such party's rights under this Section 2.2(b), and such party reserves the right to exercise any such rights at any time after the occurrence of any such event.

         3.  SUPPLY OF PRODUCT.

         3.1. Initial Term. (a) During the Initial Term, on a country-by-country basis, Biomatrix agrees to sell, or to cause an Affiliate to sell, Product to Wyeth, on the terms and subject to the conditions set forth herein, for resale by Wyeth within a given country in the Territory, and Wyeth shall obtain the Product for resale in the Territory only from Biomatrix or such Affiliate of Biomatrix.

         (b) The parties agree that Extended Products shall be encompassed within the terms of this Agreement as it relates to Products. The parties agree that there shall be

                                        *

relating to any such Extended Products and that the Minimum Prices and Transfer Prices applicable to any such Extended Products would be substantially equivalent to

                                        *

In addition,

                                        *

The parties agree to negotiate in good faith with respect to the establishment of the Initial Term and Additional Periods, Minimum Purchases, and any other necessary terms relating to the manufacture and sale of Extended Products which are not contemplated in this Agreement,

                                        *

         *Confidential portions have been omitted and filed separately with the Commission.

        (c) If the supply of Products becomes non-exclusive with respect to a country pursuant to Section 2.3(a) of the US Agreement or International Agreement then the Supply Pricing for Products for such country shall be determined in accordance with Section 4.2(b).

         3.2.     Additional Periods.

         (a) Within

                                        *

prior to the end of each Initial Term and each Additional Period (as defined below), the parties shall mutually determine in writing whether the supply of Product during any

                                        *

period following the Initial Term (each an "Additional Period") shall be on an exclusive basis (i.e. a decision with respect to

                                        *

must be made prior to the commencement of

                                        *

and decision with respect to

                                        *

must be made prior to the commencement of

                                        *


         (b) If any Additional Period supply arrangement is determined


                                        *


then Biomatrix shall supply Wyeth exclusively and Wyeth shall purchase all of its requirements for the Product for such country from Biomatrix.

         (c)

                                        *


         3.3 Production Capacity. (a) Biomatrix and its Affiliates shall use commercially reasonable efforts to ensure that they shall have the manufacturing capacity to produce quantities of Products in amounts equal to

                                        *

         (b) Biomatrix shall prepare and deliver to Wyeth a Management Plan within thirty (30) days after the Effective Date. The Management Plan shall describe in reasonable detail the

                                        *

Thereafter, Biomatrix shall prepare and deliver to Wyeth not less than quarterly commencing with the quarter ending March 31, 1997,




         *Confidential portions have been omitted and filed separately with the Commission.

                                        *

        (c)
                                        *



                4.  PRICE AND PAYMENT.

         4.1      Supply Price During Initial Term.

         (a) Transfer Price. On a country-by-country basis, the "Transfer Price" per Syringe for sales of the Initial Product

                                        *


         (b) Minimum Price. The "Minimum Price" for the

                                        *


         (c) Formula Price Percentage. The Formula Price Percentage in the Initial Term and thereafter will be as follows:

         (i) Initial Term Formula Price Percentage. The "Formula Price Percentage" applicable during the Initial Term shall be determined according to the following formula for sales of the Products (and Extended Products):




         *Confidential portions have been omitted and filed separately with the Commission.

                                        *

         (ii) Post Initial Term Formula Price Percentage. The "Formula Price Percentage" applicable during any Contract Year after the Initial Term shall be determined according to the following Formula for sales of the Products (and Extended Products):

                                        *


         (iii)    The "Per Unit Formula Price" for any period shall equal

                                        *


--------------------

         */ As used in this table "Annual Net Revenues" shall be based on U.S. dollar equivalents using the exchange rates determined in accordance with -
Section 15.

         **/  Rates set forth in this table are marginal rates.




























         *Confidential portions have been omitted and filed separately with the Commission.

         (d) Annualized Formula Price Percentage Calculation. Within

                                        *

after the close of each Contract Quarter of the Initial Term after the first Contract Year, the

                                       *

for such Contract Quarter shall be determined. The annualized Formula Price Percentage applicable to any Contract Quarter of the Initial Term after the first Contract Year shall be determined by

                                       *

         (e)      Reconciliation of Transfer Price and Per Unit Formula Price.

                  (i)     Quarterly Reconciliation.  Within
                                       *

                          after the close of each Contract Quarter, the parties shall calculate the extent to which the

                                       *

                          for such Contract Quarter exceeds or is below the Transfer Price paid by Wyeth for the Units used in calculating

                                        *

                          with respect to such Contract Quarter. A reconciling adjustment which equals

                                        *

                          shall be made and paid by the appropriate party within

                                        *

                          thereafter.

                  (ii)    Annual Reconciliation.  Within

                                        *

                          after the close of each Contract Year, the parties shall calculate the extent to which the

                                        *

                          for such Contract Year exceeds or is below the Transfer Price paid by Wyeth for the Units used in calculating

                                        *

                          with respect to such Contract Year. A reconciling adjustment which equals

                                        *

                          shall be made and paid by the appropriate party within

                                        *

                          thereafter.

         (f) Supply Price. On a Contract Year basis, the Supply Price per Syringe due to Biomatrix from Wyeth during the Initial Term shall be

                                       *


         *Confidential portions have been omitted and filed separately with the Commission.

         4.2 Supply Price During the Additional Period.

         (a) If Supply is Exclusive. During any Contract Year following the Initial Term in which the supply of the Product is required to be exclusive to Wyeth, the Supply Price shall be

                                        *


         (b) If Supply is Non-Exclusive. (i) If Biomatrix determines

                                        *

to convert the supply of Product to a non-exclusive arrangement in a country, then the parties shall mutually agree in writing upon a price for Product for such country which shall not be greater than the

                                        *

(ii)


                                        *


prior to the commencement of any such Contract Year setting forth

                                        *

Wyeth shall be obligated to

                                        *

of Products from Biomatrix. At any time during a non-exclusive supply period that the Percentage Amount is

                                        *



         4.3 Currency of Payments. All payments by Wyeth to Biomatrix for the purchase of Products or Extended Products hereunder shall be made in U.S. Dollars at the exchange rate set forth in Section 15.2 hereof within

                                       *

of the invoice date relating thereto.

         4.4      Reporting by Wyeth.

         (a)      Monthly reports.  Within

                                        *

following the end of each calendar month in each Agreement Year, Wyeth shall submit to Biomatrix written reports detailing (i) the Units and value of Wyeth's and its Affiliates' Unit sales and (ii) Net Revenues of the Products and Extended Products during the immediately preceding calendar month in a manner consistent with Wyeth's internal sales reporting.

         (b)      Yearly reports.  Within
                                                                               *
following the end of each Contract Year, Wyeth shall submit to Biomatrix written reports detailing Wyeth's and its Affiliates' sales of the Products and Extended Products during the immediately preceding Contract Year, which reports shall set forth the Net Revenues from Products and Extended Products in each country in the Territory from sales during the applicable year to third party purchasers who are not




         *Confidential portions have been omitted and filed separately with the Commission.

Affiliates of Wyeth, and the aggregate number of Units sold in the Territory during the applicable Contract Year.

        5.  SUPPLY FORECASTS; MINIMUM PURCHASES; RECORDS AND AUDITS.

         5.1      Forecasts.  Exhibit C attached hereto sets forth

                                        *

sales forecasts for sales of Units of Products in each country in the Territory for each of the

                                        *

Contract Years.  Within

                                        *

after the expiration of each of the

                                        *

during any Contract Year, Wyeth shall provide to Biomatrix a forecast of Units of Products and Extended Products in each country in the Territory for the

                                        *

period (including a year-by-year breakdown) following the delivery of such report. Such forecasts shall be prepared by Wyeth in good faith, using reasonable assumptions applicable to each country in the Territory, regarding the patient population, market penetration, competition, product label and the price to third parties resulting from Reimbursement Approvals (as defined in the License Agreements) in the countries in the Territory. Each such sales forecast described above is referred to herein as a "Long Range Forecast." Such Sales Forecast may be

                                        *


         5.2      Supply Forecasts.  Within

                                        *

after the expiration of each Contract Quarter Wyeth shall provide to Biomatrix an updated

                                        *

supply forecast (the "Supply Forecast") and the

                                        *

shall be consistent with the firm purchase orders previously delivered pursuant to Section 7, provided that commencing in

                                        *

after the U.S. Launch Date Biomatrix's obligation to supply Products under the Supply Forecasts shall not increase

                                        *

The Supply Forecast shall supersede the Long Range Forecast for any applicable period.

         5.3 Minimum Purchases. Wyeth hereby agrees that

                                        *

it shall purchase

                                        *

no less than

                                        *

for Syringes in each Region in the Territory as set forth on Exhibit C as of the Effective Date.

         5.4

                                        *



         *Confidential portions have been omitted and filed separately with the Commission.

                                        *

         5.5 Records and Audits. Wyeth shall maintain books of account with respect to its sales of the Products and Extended Products in each country in the Territory. Biomatrix shall have the right, not more than once during each calendar year, to have an independent accountant selected and retained by Biomatrix to inspect and examine such books of Wyeth during regular business hours for the purpose of verifying the statements of the aggregate Net Revenues resulting from sales of Products and Extended Products and determining the correctness of the Formula Price Percentages and Per Unit Formula Prices. The cost of each such audit shall be borne by Biomatrix unless a material error is discovered in the course of such audit, in which case the cost shall be borne by Wyeth. As used herein, a "material" error is one which results in an underpayment to Biomatrix greater than five percent (5%) actually due. Any additional payments required as a result of such inspection and examination shall be immediately paid to Biomatrix and shall bear interest from the date such amount would otherwise have been paid until the date of actual payment at the rate per annum set forth in Section 23 hereof.


         6. SHIPMENT AND DELIVERY. Biomatrix shall arrange for shipment and invoicing to Wyeth of Product and Extended Products ordered by Wyeth via common carrier,

                                        *

Wyeth shall pay all customs duties, sales taxes and other governmental charges relating to the importation and sale of Product and Extended Products, and shall have all responsibility for storing and clearing Product and Extended Products through customs and for all other importation requirements. No VAT or customs duty number shall be assigned to any Product or Extended Products without the prior written consent of Biomatrix.


         7. FIRM ORDERS. Wyeth shall submit a firm purchase order setting forth the quantities, delivery date and shipping instructions with respect to each shipment of Product or Extended Product, such purchase orders to be received by Biomatrix at least


                                        *


prior to the requested delivery date. Such firm purchase orders shall be for quantities of Product or Extended Product equal to

                                        *

Wyeth shall not submit



         *Confidential portions have been omitted and filed separately with the Commission.

any purchase order for fewer than

                                        *

Treatment Packs of Products or Extended Products.

         8. RISK OF LOSS. Biomatrix shall bear all risk of loss, or damage to, all units of Products and Extended Products until such Products and Extended Products have been delivered to the port of entry within the Territory. Wyeth shall bear all risk of loss of, or damage to, all units of Products after delivery by Biomatrix to the port of entry.

         9. ACCEPTANCE. Biomatrix shall complete a certificate of analysis for each product batch contained in a shipment to Wyeth in accordance with the test requirements set forth in the applicable Product Specifications. Biomatrix shall include each certificate of analysis with the respective shipment to Wyeth. Should Wyeth notify Biomatrix within

                                       *

of the receipt of any shipment of Product or Extended Product that such Product or Extended Product does not conform to the applicable Product Specifications therefor, Biomatrix and Wyeth agree to consult with each other in order to resolve the discrepancy between each other's determinations regarding any possible defect. If such consultation does not resolve the discrepancy, the parties agree to nominate a reputable independent laboratory, acceptable to both parties, that shall carry out tests on representative samples taken from such shipment, and the results of such tests shall be binding on the parties, and the party whose determination was in error as determined by such laboratory shall pay all costs associated with such testing. Biomatrix shall at its expense replace any such shipment to the extent that it does not conform to applicable Product Specifications. All defective Units shall be returned to Biomatrix at the address set forth above, accompanied or preceded by a reasonably detailed statement of the claimed defect or non-conformity and proof of date of purchase, and packed and shipped according to instructions provided by Biomatrix. The shipping costs of any such returned Units shall be borne by Biomatrix, unless such Units are determined not to be defective under the terms of this Agreement, in which case such shipping costs shall be borne by Wyeth.

         10. PURCHASE ORDERS. The provisions of this Agreement shall prevail over any inconsistent statement or provisions contained in any document related to this Agreement passing between the parties hereto including, but not limited to, any purchase order, acknowledgment, confirmation or notice.

         11. LIMITED WARRANTY; LIMITATION ON LIABILITY; INDEMNIFICATION.

         11.1 Limited Warranty. Biomatrix represents and warrants that each Product and Extended Product supplied to Wyeth hereunder shall:


         (i) conform to the applicable Product Specifications; and


         *Confidential portions have been omitted and filed separately with the Commission.

         (ii) be manufactured, labeled, packaged and tested (while in the possession or control of Biomatrix) in accordance with applicable laws and regulations in the respective countries in Territory relating to the manufacture, labeling, packaging and testing of the Product or Extended Product.

         THE FOREGOING WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY GIVEN BY BIOMATRIX WITH RESPECT TO PRODUCTS AND EXTENDED PRODUCTS, AND BIOMATRIX GIVES AND MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OTHER THAN THE FOREGOING. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NO IMPLIED WARRANTY OF MERCHANTABILITY, NO IMPLIED WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE, AND NO IMPLIED WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE IS GIVEN OR MADE BY BIOMATRIX OR SHALL ARISE BY OR IN CONNECTION WITH ANY SALE OR PROVISION OF PRODUCTS OR EXTENDED PRODUCTS BY BIOMATRIX, OR WYETH'S USE OR SALE OF PRODUCT, OR BIOMATRIX'S AND/OR WYETH'S CONDUCT IN RELATION THERETO OR TO EACH OTHER. NO REPRESENTATIVE OF BIOMATRIX IS AUTHORIZED TO GIVE OR MAKE ANY OTHER REPRESENTATION OR WARRANTY OR TO MODIFY THE FOREGOING WARRANTY IN ANY WAY.

         The limited warranty set forth in this Section 11 does not apply to any non-conformity of Products or Extended Products resulting from (a) repair, alteration, misuse, negligence, abuse, accident, mishandling or storage in an improper environment by any party other than Biomatrix, or (b) use, handling, storage or maintenance other than in accordance with Product Specifications.

         Biomatrix's sole obligation with respect to Units of Products or Extended Products which do not meet the warranty contained herein is limited to replacement of such Units of the Products or Extended Products, provided that such Units of Products or Extended Products are returned to Biomatrix in the manner set forth in Section 9, and only if, as determined by the procedures set forth in Section 9, such Units of Products or Extended Products are determined to have been defective under the terms of this Agreement.

         11.2. Limitation on Liability. BIOMATRIX'S LIABILITY, AND THE EXCLUSIVE REMEDY, IN CONNECTION WITH THE SALE OR USE OF PRODUCTS OR EXTENDED PRODUCTS (WHETHER BASED ON CONTRACT, NEGLIGENCE, BREACH OF WARRANTY, STRICT LIABILITY OR ANY OTHER LEGAL THEORY), SHALL BE STRICTLY LIMITED TO BIOMATRIX'S OBLIGATIONS AS SPECIFICALLY AND EXPRESSLY PROVIDED IN THIS SECTION 11 AND THE LIMITED INDEMNITIES SET

FORTH IN SECTION 11.3. EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 11 AND IN SUCH LIMITED INDEMNITIES, BIOMATRIX SHALL HAVE NO LIABILITY, OBLIGATION OR RESPONSIBILITY OF ANY KIND, IN ANY WAY OR TO ANY EXTENT, FOR ANY DAMAGES, LOSSES, COSTS, EXPENSES OR LIABILITIES FOR ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO PRODUCTS OR EXTENDED PRODUCTS OR THE PERFORMANCE THEREOF, OR ARISING IN ANY WAY IN CONNECTION WITH THE PURCHASE OR USE OR INABILITY TO USE PRODUCTS OR EXTENDED PRODUCTS EVEN IF BIOMATRIX HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WHATSOEVER SHALL BIOMATRIX HAVE ANY LIABILITY, OBLIGATION OR RESPONSIBILITY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES ARISING IN ANY WAY IN CONNECTION WITH PRODUCTS OR EXTENDED PRODUCTS OR THEIR SALE OR USE.


        11.3    Indemnification.

        (a) Biomatrix shall indemnify and hold Wyeth and its officers, directors, shareholders, agents and employees harmless against any and all liability, damage, loss, cost or expense resulting from any third party claim made or suit brought against Wyeth or such persons to the extent such claim

                                        *

Upon the filing of any such claim or suit, Wyeth shall immediately notify Biomatrix thereof, and shall permit Biomatrix at its cost to handle and control such claim or suit. Wyeth shall have the right to participate in the defense of such claim or suit at its own expense.

        (b) Wyeth shall indemnify and hold Biomatrix and its officers, directors, shareholders, agents and employees harmless against any and all liability, damage, loss, cost or expense resulting from any third party claim made or suit brought against Biomatrix or such persons to the extent such claim

                                        *

Upon the filing of any such claim or suit, Biomatrix shall immediately notify Wyeth thereof and shall permit Wyeth at its cost to handle and control such claim or suit. Biomatrix shall have the right to participate in the defense of such claim or suit at its own expense.







         *Confidential portions have been omitted and filed separately with the Commission.

                                        *


         13. LICENSING AND COMPLIANCE; NOTICES; INSPECTION. (a) Wyeth shall, at its expense, obtain any and all import licenses that may be necessary to permit the sale by Biomatrix and the purchase by Wyeth of Products or Extended Products hereunder, comply with all registration requirements in the Territory and comply with any and all governmental laws, regulations, and orders that may be applicable to Wyeth by reason of its execution of this Agreement including all laws, regulations or orders that govern or affect the ordering, shipment, import, sale (including government procurement), delivery, or redelivery of Products and Extended Products in the Territory. Wyeth shall furnish Biomatrix with such documentation as Biomatrix may request to confirm Wyeth's compliance with this Section 13 and agrees that it shall not engage in any course of conduct that, in Biomatrix's reasonable belief, would cause Biomatrix to be in violation of the laws of any jurisdiction.

         (b) The manufacturing standards and ingredients for Products will conform to U.S. Pharmacopoeia Standards, where applicable. All other methods shall be suitably validated according to acceptance by the FDA, for the approved




























         *Confidential portions have been omitted and filed separately with the Commission.

PMA for Synvisc, or where applicable, according to the standards accepted by the notified body for the CE mark in the European Economic Area.

         (c) Wyeth shall have the right, on reasonable prior notice to Biomatrix, to inspect Biomatrix's manufacturing, packaging and storage facilities used in the manufacture, packaging, storage, testing, shipping and receiving of Products and Extended Products and their components and any Person conducting any such inspection shall be bound by the confidentiality provisions of Section 7 of the U.S. Agreement and Section 8 of the International Agreement.

         14. LOCAL LAWS. Each party shall notify the other party of the existence and content of any provision of law in the Territory or any other applicable law that conflicts with any provision of this Agreement at the time of its execution or thereafter.

         15. PAYMENTS; EXCHANGE RATE.

         15.1 Payments. All payments hereunder shall be made in U.S. Dollars and at the exchange rates set forth in Section 15.2 and paid within

                                        *

unless otherwise agreed by the parties. Payments to Biomatrix shall be wired to an account in a bank designated by Biomatrix and the costs of any such remittance shall be borne by Wyeth.

         15.2 Exchange Rate. All amounts denominated in an Applicable Currency shall be converted to U.S. Dollars using the consistently applied method of conversion utilized by Wyeth at the corporate level for financial reporting purposes.

         16. WITHHOLDING. All payments to be made by Wyeth under this Agreement shall be made in full, free and clear of and without any deduction of or withholding for or on account of any taxes levied in any country of the Territory or elsewhere; provided that if Wyeth shall be required by law to make any deduction or withholding from any payment to Biomatrix then:

         (i) Wyeth shall ensure that such deduction or withholding does not exceed the minimum legal liability therefor;

         (ii) at least thirty (30) days prior to the first deduction or withholding, Wyeth shall notify Biomatrix thereof, and the parties shall negotiate in good faith adjustments to the payments hereunder in order to minimize or eliminate such deduction or withholding, provided that the total payments by Wyeth shall not increase; and






         *Confidential portions have been omitted and filed separately with the Commission.

         (iii) Wyeth shall forward to Biomatrix such documentary evidence as may be available in respect of each deduction, withholding or payment together with each payment or promptly thereafter.

         17. QUESTIONABLE PAYMENTS. Wyeth shall not, directly or indirectly, in the name of, on behalf of, or for the benefit of Biomatrix offer, promise or authorize to pay, or pay any compensation or give anything of value to, any official, agent or employee of any government or governmental agency, or to any political party or officer, employee or agent thereof in connection with the promotion or sale of Products or Extended Products.

         18. FURTHER ASSURANCES. The parties hereto agree to execute such further or other documents and assurances as are necessary from time to time in order to give effect to the provisions of this Agreement.

         19. ASSIGNMENT. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may, without the prior written consent of the other party, take any of the following actions (collectively referred to herein as an "Assignment"): (i) assign or transfer its rights or obligations under this Agreement, (ii) license or sublicense any of its rights or obligations under this Agreement, or (iii) designate another person to perform all or part of its obligations under this Agreement or have all or part of its rights and benefits under this Agreement; provided, however, that a party may make Assignments to Affiliates of such party or to a successor, by merger, and provided, further that in the case of an Assignment to an Affiliate the assigning party shall promptly notify the other party in writing of such Assignment and shall remain liable (both directly and as guarantor) with respect to all obligations so assigned. In the event of any permitted Assignment or in the event that an Affiliate of either party shall exercise rights and/or perform obligations hereunder pursuant to the terms of this Agreement, the assignee or Affiliate, as the case may be, shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement satisfactory to the other party hereto.

         20. GOVERNING LAW; INJUNCTIVE RELIEF.

         20.1 Governing Law and Dispute Resolution. This Agreement and the respective rights and obligations of the parties shall be governed by and construed in accordance with the internal and substantive laws of the State of New Jersey, United States of America (without regard to principles of conflicts of laws). The parties hereby agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or any other document contemplated hereby. In the event of any dispute touching or concerning this Agreement, the parties hereby agree to submit such dispute to their respective chief executive officers or their designees by notice delivered in accordance with the provisions of Section 25 hereof. Each of the parties agrees that any suit relating to this Agreement may be brought in the courts of the State of New Jersey or any federal court and service of process in any such suit being made by mail at the address specified in Section 25. Each party hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         20.2 Injunctive Relief. Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New Jersey, equitable relief of a kind appropriate in light of the nature of the ongoing threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

         21. SEVERABILITY. In the event that any provision of this Agreement shall be held by a court of competent jurisdiction or by any governmental body to be invalid or unenforceable, such provision shall be deemed severable and the remaining parts and provisions of this Agreement shall remain in full force and effect.

         22. FORCE MAJEURE. Each of the parties shall be excused from the performance of its obligations hereunder in the event such performance is prevented by force majeure, and such excuse shall continue as long as the condition constituting such force majeure continues. For the purpose of this Agreement, force majeure is defined as contingencies beyond the reasonable control of either party, including, without limitation, acts of God, judicial or regulatory action, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm and labor disturbances (whether or not any such labor disturbance is within the power of the affected party to settle). The party affected by force majeure shall provide the other party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use its best endeavors to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable.

         23. INTEREST. Any overdue amounts payable by either party hereunder shall bear interest compounded monthly at the prime lending rate for U.S. Dollars published from time to time in The Wall Street Journal plus

                                        *

per annum, or, if lower, the highest rate permissible by applicable law, from the due date until the date of payment.

         24. NO PARTNERSHIP OR AGENCY. This Agreement and the relations hereby established by and between Biomatrix and Wyeth do not constitute a partnership, joint venture, agency or contract of employment between them.

         25. NOTICES. All communications in connection with this Agreement shall be in writing and sent by postage prepaid first class mail, courier, or telefax, and if relating to default, late payment or termination, by certified mail, return receipt requested, telefax or courier, addressed to each party at the address above, in the case of Biomatrix, Attn: Chief Executive Officer, with a copy to: Justin P. Morreale, Esq., Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110, U.S.A., and in the case of Wyeth, 555 East Lancaster Avenue, St. Davids, Pennsylvania 19087, Attn: Senior Vice President, Global Business Development, with a copy to American Home Products Corporation, Five Giralda Farms, Madison, New Jersey 07990, Attn: Senior Vice President and General Counsel or to such other address as the addressee shall last have designated by notice to the communicating party. The date of giving any notice shall be the date of its actual receipt.

         26. EU REGULATIONS. It is the intention of the parties hereto that this Agreement shall at all times qualify for the exemption from the provisions of
Article 85(1) of the Treaty of Rome dated 25 March 1957, as amended, which either (a) is available under EEC Regulation Number 1983/83, or (b) may otherwise be available under any other regulations or successor regulation thereto. In the event that any provision of this Agreement is deemed to violate the conditions for qualifying for the exemption, set out in whichever of those regulations may be in effect at the relevant time, or if any such regulation is amended after the date of this Agreement so as to cause this Agreement to fail to qualify for the exemption, the parties hereto agree that they will, as soon as it is practicable to do so, enter into good faith negotiations to amend this Agreement as necessary in order to re-qualify for the exemption or notify the Agreement.

         27. SURVIVAL. The provisions of Sections 11 and 12 of this Agreement shall survive the termination or expiration of this Agreement (as the case may be) and shall remain in full force and effect. The provisions of this Agreement that do not survive termination or expiration hereof (as the case may be) shall, nonetheless, be controlling on, and shall be used in construing and interpreting the rights and obligations of the parties hereto with regard to, any dispute, controversy or claim which may arise under, out of, or in connection with this Agreement.



         *Confidential portions have been omitted and filed separately with the Commission.

         28. MISCELLANEOUS. This Agreement, the Trademark License Agreement and the License Agreements set forth the entire agreement between the parties with respect to the transactions and arrangements contemplated hereby and thereby and supersede all prior oral or written arrangements between the parties. This Agreement may be modified or amended only by a written instrument executed and delivered by both parties. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party except by an instrument in writing signed and delivered by the party executing the waiver. This Agreement may be executed in several identical counterparts, each of which shall be an original, but all of which constitute one instrument, and in making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart. The English language version of this Agreement shall govern and control any translations of this Agreement into any other language. References herein to Sections and Exhibits are to Sections of and Exhibits to this Agreement. The title of this Agreement and the section headings contained herein are for convenience of reference only and shall not define or limit the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


AMERICAN HOME PRODUCTS                       BIOMATRIX, INC.
   CORPORATION



By:  /s/ Fred Hassan                         By:  /s/ Endre A. Balazs
     ----------------------------                 -----------------------------
Name:   Fred Hassan                          Name:     Endre A. Balazs
Title:   Executive Vice President            Title:    Chief Executive Officer

                                    EXHIBITS

Exhibit A         -       Initial Product Specifications

Exhibit B         -       Patents and Trademarks

Exhibit C         -       Long Range Forecast



                                    SCHEDULES

1.13              -       Manufacturing Costs

                                                                      EXHIBIT A

                         Initial Product Specifications

                      U.S. AGREEMENT PRODUCT SPECIFICATIONS

                           SPECIFICATION OF SYNVISC(R)
                                 (HYLAN G-F 20)


Test                                                 Specifications
----                                                 --------------

                                                            *



































         *Confidential portions have been omitted and filed separately with the Commission.

                                                                       EXHIBIT A



                    EUROPEAN AGREEMENT PRODUCT SPECIFICATIONS

                           SPECIFICATION OF SYNVISC(R)
                                 (HYLAN G-F 20)


Test                                                 Specifications
----                                                 --------------

                                                           *




































         *Confidential portions have been omitted and filed separately with the Commission.

                                                                       EXHIBIT B


                             Patents and Trademarks


I.       SYNVISC RELATED UNITED STATES PATENTS

                    *







































         *Confidential portions have been omitted and filed separately with the Commission.

                        Exhibit B Patents and Trademarks


I.       SYNVISC RELATED GERMAN, SPANISH AND AUSTRIAN PATENTS(1)/

                                        *


































         *Confidential portions have been omitted and filed separately with the Commission.

                                        *













































         *Confidential portions have been omitted and filed separately with the Commission.

                                        *













































         *Confidential portions have been omitted and filed separately with the Commission.

                                                                       EXHIBIT C


                         UNIT (SINGLE SYRINGE) FORECAST


                                        *









































         *Confidential portions have been omitted and filed separately with the Commission.

                                                                   SCHEDULE 1.13


ALLOCATION AND COSTS NOT DIRECTLY ASSOCIATED WITH, BUT RELATED TO, THE PRODUCTION OF PRODUCT AND EXTENDED PRODUCTS.

                                        *









































         *Confidential portions have been omitted and filed separately with the Commission.

                                        *













































         *Confidential portions have been omitted and filed separately with the Commission.